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                               First Amendment
                                   to the
                       AARP Health Insurance Agreement
                                by and among
                   American Association of Retired Persons,
                     Trustees of the AARP Insurance Plan
                                     and
                     United HealthCare Insurance Company


The American Association of Retired Persons and the Trustees of the AARP Insurance Plan hereby agree with the United HealthCare Insurance Company to the Amendment of the AARP Insurance Agreement, entered into by said parties and dated as of February 26, 1997, as set forth below:

A.  Section 2.86 of the Agreement is amended to read as follows:

       "SHIP PLAN means any health insurance plan, including any Medicare Select plan, underwritten by United pursuant to this Agreement, including without limitation any such plan described by any master group insurance policy issued to AARP Trust by United (or its affiliates) and insured or reinsured by United (or its affiliates) at any time during the term of this Agreement."

B. Article 2 of the Agreement is amended by the addition of the following Sections 2.117 and 2.118:

       "2.117 MEDICARE SELECT means a Medicare Supplement policy or certificate that contains restricted network provisions, and is offered consistent with state law applicable thereto."

       "2.118 NETWORK PROVIDER means any health care provider that has agreed to participate in a Medicare Select plan made available under the SHIP."

C. Section 3.2.2 of the Agreement is amended by the addition of new subsections (f) and (g) to read as follows:

        "(f) United shall make available to AARP members Medicare Select plans at such sites and in accordance with such timeframe as may be agreed to by the parties. United shall develop and maintain arrangements with Network Providers providing for the furnishing of the Medicare Select plans. such arrangements shall include payment arrangements which provide cost savings opportunities to SHIP Insureds participating in the Medicare Select plans. United will manage the Network Provider relationships to

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       promote network stability and quality improvement and to address service concerns that SHIP Insureds participating in Medicare Select plans may have with Network Providers."

       "(g) United will integrate care coordination services into the Medicare Select plans made available under the SHIP. At the outset, the care coordination services will include the NurseLine product, as made available by Optum, a United affiliate which shall be enhanced to address the needs of SHIP Insureds covered by a Medicare Select plan. United will test and evaluate different care coordination models within its Medicare Select plans with the goal of maximizing the effectiveness of the services and SHIP Insureds' satisfaction. United will provide AARP with periodic reports relating to the effectiveness of new care coordination models then being tested or in use. United will not implement any care coordination model materially different from the program then in place, in a test or any other format, without first obtaining the approval of AARP."

D. EXHIBIT 3.2.4 is revised to read as set forth in the attached EXHIBIT 3.2.4, which is hereby incorporated by reference as the new EXHIBIT 3.2.4.

E. Article 6 of this Agreement is amended by the addition of the following new Section 6.10:

       "6.10 NEW PRODUCT TRANSFER PRICING. United shall be entitled to receive amounts as set forth below in respect of the Medicare
       Select and care coordination programs provided by United pursuant to
       Section 3.2.2(f)-(g):

       6.10.1 MEDICARE SELECT. United shall be entitled to receive *** of the savings obtained as a result of discounts obtained from Network Providers. Savings obtained means the amount that would have been payable to a Network Provider for covered services by the SHIP Plan, if no discount were available, less the amount that is payable to the Network Provider for covered services by the SHIP Plan, after the discount is taken. United's compensation under this
       Section 6.10.1 will be recovered in the same manner as United recovers other compensation payable hereunder and no separate charge will be made to any SHIP Insured with respect to any discount taken. United shall provide AARP with monthly reports of all savings obtained in connection with the Medicare Select plans during the month prior to the month in which the report is generated. The compensation payable under this Section 6.10.1 shall remain in effect for the duration of the Agreement, except as otherwise agreed to by the parties and as set

*** Represents text deleted pursuant to a confidentiality treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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           forth below. Any change in the compensation shall
           become effective no sooner than January 1, 2002 and shall require that any party seeking the same provide the other with at least one hundred and eighty (180) days notice of the same.

           6.10.2  CARE COORDINATION.  United shall be entitled
           to receive   ***   per SHIP Insured covered by a
           Medicare Select plan per month, for the care coordination services provided pursuant to Section 3.2.2(g) of this Agreement. In addition to other provisions of this Agreement, the parties agree to modify the pricing for these services in the event that there is a material change in the care coordination model incorporated as part of the SHIP Plan. The parties agree that any change in the fees payable hereunder will be commensurate with the impact of the change on the costs of providing the service by United.

           Except as otherwise may be agreed to by the parties, the other compensation provisions of this
           Article 6 remain applicable to the products identified in this Section 6.10."

F.  The provisions of this Amendment shall become effective January 1, 1998.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



AMERICAN ASSOCIATION OF RETIRED PERSONS

By:     /s/  Horace B. Deets
   ----------------------------------

Print Name:  Horace B. Deets
           --------------------------

Print Title: Executive Director
             ------------------------



TRUSTEES OF THE AARP INSURANCE PLAN

By:     /s/  Horace B. Deets
   ----------------------------------

Print Name:  Horace B. Deets
           --------------------------

Print Title: Executive Director
             ------------------------



UNITED HEALTHCARE INSURANCE COMPANY

By:     /s/  Lois Quam
   ----------------------------------

Print Name:  Lois Quam
           --------------------------

Print Title: Chief Executive Officer,
             AARP Division
             ------------------------


*** Represents text deleted pursuant to a confidentiality treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                                 Exhibit 3.2.4

                                FUTURE PRODUCTS


From and after the Commencement Date, United, in consultation with AARP and consistent with the social welfare purposes of the AARP, shall undertake product development activities as described in the Agreement with respect to additional health care insurance products, including without limitation the following:

- 50 to 64 Group Health Insurance
  Comprehensive insurance coverage for AARP members and their dependent children to provide a seamless transition after the loss of job or a career change.

- Grandchildren's Health Insurance
  Comprehensive health insurance coverage specially designed for dependent grandchildren of AARP members, including indemnity, Preferred Provider Organization (PPO), and Health Maintenance Organization (HMO) options.

- EverCare
  Medical care to frail, elderly residents of nursing homes.

- Medical Equipment Service Vendor Arrangements
  Access to vendors, selected by United, who will deliver discounted, high quality services and durable medical equipment.

- AARP CareLine
  A telephonic service tailored to the health care information needs of two groups of older Americans:

  - Persons newly diagnosed with one of 10 serious or chronic medical conditions; and
  - Caregivers including spouses, children, and other loved ones who are responsible for the care of a seriously ill or disabled person.

- Foreign Travelers Services
  Instant access to help and advice for policyholders who experience a serious health problem while traveling abroad.

- "Ask the Expert" Health Care Information Services
  The latest clinical guidelines for serious and chronic medical conditions, to be presented in clear and understandable language. This service potentially will be available to all AARP policyholders and members. This service will be available in both print and Internet form.

- Transplant Centers of Excellence
  Information and services will be offered to policyholders who need an organ or tissue transplant.

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United's product development activities with respect to those additional products noted above shall be consistent with the commitment made by it in its Supplemental Health Products Proposal to AARP dated May 15, 1996."